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                                                                     EXHIBIT 8.1

                                                            September 16, 2005

ING Groep N.V.,
   Amstelveenseweg 500,
      1081 KL Amsterdam,
         P.O. Box 810
            1000 AV Amsterdam,
               The Netherlands.

Ladies and Gentlemen:

            We have acted as your counsel in connection with the registration under the Securities Act of 1933 (the "Act") of $120,000,000 of debt securities (the "Debt Securities") of ING Groep N.V. We hereby confirm to you that our opinion is as set forth under the caption "United States Taxation" in the prospectus (the "Prospectus"), included in the registration statement on Form F-3 filed on this day with the Securities and Exchange Commission relating to the Debt Securities to which this opinion is filed as an exhibit (the "Registration Statement").

            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "United States Taxation." In giving such consent, we do not admit that we are in the category of person whose consent is required under Section 7 of the Act.

                                                    Very truly yours,

                                                    /s/ SULLIVAN & CROMWELL LLP